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                                                                    Exhibit 16.1

            [Letterhead of Davidson & Company, Chartered Accountants]


August 15, 2000

Davidson & Company
Chartered Accountants
Suite 1270, Stock Exchange Tower
609 Granville Street P.O. Box 10372
Pacific Centre
Vancouver, BC  V7Y 1G6


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

Dear Sir or Madam:

We were previously the certifying accountants for Bidhit.com, Inc. ("Bidhit.com"), and we reported on the financial statements of Bidhit.com as of and for the fiscal year ended December 31, 1999. On August 10, 2000, we were dismissed as certifying accountants. Bidhit.com has provided us with the 8-K it intends to file in connection with our dismissal. We have read Bidhit.com's statements included under Item 4 of its Form 8-K, dated August 15, 2000 and we agree with such statements.

                                       Very truly yours,

                                       Davidson & Company

                                       /s/ Davidson & Company,
                                       Chartered Accountants